EXHIBIT 99.1

Applied DNA Announces Pricing of $12 Million Upsized Public Offering,
Priced at a Premium to Market Under Nasdaq Rules

STONY BROOK, N.Y., - August 4, 2022 - Applied DNA Sciences, Inc., (NASDAQ: APDN) (the “Company” or “Applied DNA”), a leader in polymerase chain reaction ("PCR")-based technologies, today announced the pricing of a public offering of 3,000,000 shares of its common stock (or common stock equivalents in lieu thereof), together with Series A warrants to purchase up to 3,000,000 shares of its common stock and Series B warrants to purchase up to 3,000,000 shares of its common stock at a combined offering price to the public of $4.00 per share (or common stock equivalent) and associated warrants, priced at a premium to market under Nasdaq rules. The Series A warrants will have an exercise price of $4.00 per share, are exercisable immediately upon issuance, and will expire five years following the date of issuance. The Series B warrants will have an exercise price of $4.00 per share, are exercisable immediately upon issuance, and will expire thirteen months following the date of issuance. The closing of the offering is expected to occur on or about August 8, 2022, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be $12 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for further development of the Company’s Therapeutic DNA Production and MDx Testing Services, as well as general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although the Company has no present commitments or agreements to make any such acquisitions or investments

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-266223) previously filed with the Securities and Exchange Commission (SEC) which became effective on August 4, 2022 and an additional registration statement filed pursuant to Rule 462(b) which became automatically effective on August 4, 2022. The offering is being made only by means of a prospectus, which is part of the effective registration statements. When available, electronic copies of the final prospectus may be obtained for free on the SEC’s website located at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Applied DNA Sciences

Applied DNA Sciences is a biotechnology company developing technologies to produce and detect deoxyribonucleic acid ("DNA"). Using PCR to enable both the production and detection of DNA, we operate in three primary business markets: (i) the manufacture of DNA for use in nucleic acid-based therapeutics; (ii) the detection of DNA in molecular diagnostics testing services; and (iii) the manufacture and detection of DNA for industrial supply chain security services.

Visit adnas.com for more information. Follow us on Twitter and LinkedIn. Join our mailing list.

The Company’s common stock is listed on NASDAQ under the ticker symbol ‘APDN,’ and its publicly traded warrants are listed on OTC under the ticker symbol ‘APPDW.’

Forward-Looking Statements

The statements made by Applied DNA in this press release may be "forward-looking" in nature within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Applied DNA's future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Forward-looking statements include statements relating to the offering, including the completion of the offering, the satisfaction of customary closing conditions related to the offering, the expected proceeds from the offering and the intended use of net proceeds therefrom, the timing of the closing of the offering and the potential exercise of the warrants. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, limited market acceptance, the possibility that Applied DNA’s testing services could become obsolete or have their utility diminished and the unknown amount of revenues and profits that will results from Applied DNA's testing services. Further, the uncertainties inherent in research and development, future data and analysis, including whether any of Applied DNA's current or future diagnostic candidates will advance further in the research and/or validation process or receiving authorization, clearance or approval from the FDA, equivalent foreign regulatory agencies and/or the New York State Department of Health (“NYSDOH”), and whether and when, if at all, they will receive final authorization, clearance or approval from the FDA, equivalent foreign regulatory agencies and/or NYSDOH, the unknown outcome of any applications or requests to FDA, equivalent foreign regulatory agencies and/or the NYSDOH, disruptions in the supply of raw materials and supplies, and various other factors detailed from time to time in Applied DNA's SEC reports and filings, including our Annual Report on Form 10-K filed on December 9, 2021, its Quarterly Report on Form 10-Qs filed on February 10, 2022 and May 12, 2022 and other reports we file with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

Contacts:

Investor Relations Contact: Sanjay M. Hurry, 917-733-5573, sanjay.hurry@adnas.com

Web: www.adnas.com

Twitter: @APDN

###